Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement Nos. 33333-44922, 333-02845, 333-42445, 333-42447, 333-47277 and 333-61128 on Form
S-8 of our reports dated February 28, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of Wausau-Mosinee Paper Corporation and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Wausau-Mosinee Paper Corporation for the year ended December 31, 2004.


/s/ DELOITTE & TOUCHE LLP


Milwaukee, Wisconsin


March 14, 2005